UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

ENvue Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 Pruitt Ave Tyler, Texas	77569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Amended and Restated Employment Agreement with Doron Besesr, M.D.

On December 17, 2025 (the “Effective Date”), ENvue Medical Israel, Ltd., a wholly owned subsidiary of ENvue Medical, Inc. (the “Company”), entered into an amended and restated employment agreement (the “Besser Employment Agreement”) with Doron Besser, M.D., Chief Executive Officer of the Company, which such agreement amends and restates and that certain employment agreement, dated as of February 12, 2025. Pursuant to the terms of the Besser Employment Agreement, the Company shall pay Dr. Besser an annual salary of $360,000, less any applicable payroll deductions and tax withholdings and pursuant to the exchange rate as set forth in the Besser Employment Agreement (the “Base Salary”). Additionally, Dr. Besser shall be eligible to receive a gross annual bonus of up to $180,000, less applicable payroll deductions and tax withholdings, pursuant to the exchange rate as set forth in the Besser Employment Agreement, and subject to the extent to which Dr. Besser has met performance criteria for the applicable calendar year and as determined by the Company’s Board of Directors.

The Besser Employment Agreement shall be at-will and either the Company or Dr. Besser may terminate Dr. Besser’s employment with the Company at any time upon six months’ written notice to the other party, subject to the terms of the Besser Employment Agreement. In the event Dr. Besser’s employment is terminated by the Company without Cause or Dr. Besser resigns for Good Reason, or if a Change in Control of the Company has occurred, and Dr. Besser has resigned for Good Reason, or is terminated for reasons other than for Cause (each as defined in the Besser Employment Agreement), within 90 days from the occurrence of such Change in Control of the Company and provided that Dr. Besser executes and delivers a separation and release agreement in a form acceptable to the Company, within 21 days after Dr. Besser’s date of termination, subject to applicable law, among others, the Company shall pay the Dr. Besser a special one-time gross payment equal to 12 months’ Base Salary in effect on the date of termination), less any applicable payroll deductions and tax withholdings. Dr. Besser shall also be entitled to severance pay in an amount equal to 8 1/3% of the Base Salary and certain pension and insurance contributions.

Pursuant to the terms of the Besser Employment Agreement, the Company shall transfer the funds each month to a study fund chosen by Dr. Besser (the “Study Fund”) in the following amounts: (i) 2.5% of the Base Salary, to be contributed by the Dr. Besser and deducted from the Base Salary; and (b) a sum equal to 7.5% of the Base Salary, to be contributed by Company, all, up to the maximum cap permitted by the Israeli tax authorities for exemption. Upon termination of Dr. Besser’s employment, the Company shall remit to Dr. Besser all sums accumulated for Dr. Besser’s benefit in the Study Fund.

Pursuant to the terms of the Besser Employment Agreement, as soon as administratively practicable following the Effective Date (and in any event, no later than 60 days after the Effective Date), Dr. Besser shall be granted an award of 180,000 restricted stock units that represent, in the aggregate, 9% of the Company’s issued and outstanding common stock, par value $0.001 per share, determined on a fully diluted basis as of the Effective Date (the “Initial Grant”). In addition, Dr. Besser shall be issued additional restricted stock units, to the extent necessary, on the annual anniversary of the grant date of the Initial Grant for Dr. Besser to maintain a 9% equity interest in the Company, provided that Dr. Besser is still employed by the Company on the applicable date of the grant, and pursuant to applicable laws.

The Besser Employment Agreement also provides for certain customary covenants regarding non-solicitation, non-competition and confidentiality and certain customary employee benefits regarding transport and technology expenses, among others.

The foregoing is only a summary of the material terms of the Besser Employment Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the complete text of the Besser Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Consulting Agreement with RCM Financial Consulting, Inc.

On December 18, 2025, the Company entered into a consulting agreement with RCM Financial Consulting, Inc., pursuant to which Nicole Fernandez-McGovern shall serve as the Company’s Interim Chief Financial Officer (the “Fernandez-McGovern Consulting Agreement”), effective as of the same date. Additionally, as of December 18, 2025, Stephen Brown ceased to be the Company’s Chief Financial Officer.

Ms. Fernandez-McGovern, age 52, recently served as Chief Financial Officer of NLS Pharmaceutics Ltd. from October 2024 through November 2025. During this period, she led the company through its successful merger with Kadimastem Ltd., completed in October 2025, and supported the transition to the combined company, NewCelX, departing following the successful handover to the new management team.

Ms. Fernandez-McGovern is an accomplished financial executive with more than 25 years of experience in finance, operations, and strategic leadership across public and private companies. She is the President of RCM Financial Consulting, providing strategic advisory and chief financial officer services. From October 2023 through May 2024, Ms. Fernandez-McGovern served as Interim Chief Financial Officer of Hayden AI, a technology company delivering vision-AI solutions for smart cities, where she supported capital raises totaling $115 million and contributed to the execution of a $700 million contract with New York’s Metropolitan Transportation Authority.

From 2016 to 2023, Ms. Fernandez-McGovern served as Chief Financial Officer and Executive Vice President of Operations of AgEagle Aerial Systems, Inc. (NYSE: UAVS), a publicly traded manufacturer of commercial drone hardware and SaaS solutions, where she oversaw global financial, operational, and manufacturing functions. She also served as audit committee chair and a member of the board of directors of AGO Global, Inc. from 2011 through 2023. Previously, Ms. Fernandez-McGovern served as Chief Executive Officer and Chief Financial Officer of Trunity Holdings, Inc. from 2012 to 2016. Ms. Fernandez-McGovern holds a Bachelor of Business Administration and a Master of Business Administration from the University of Miami, has been a licensed Certified Public Accountant in the State of Florida since 1998, serves on multiple boards of public and private companies, and is fluent in Spanish.

Pursuant to the terms of the Fernandez-McGovern Consulting Agreement, the Company shall pay Ms. Fernandez McGovern an annual salary of $300,000 as well as reimbursement of certain customary expenses. The Fernandez-McGovern Consulting Agreement may be terminated by either Ms. Fernandez-McGovern or the Company at any time by providing 60 days prior written notice, pursuant to, and in accordance with, the terms of the Fernandez-McGovern Consulting Agreement. Pursuant to the terms of the Fernandez-McGovern Consulting Agreement, Ms. McGovern shall perform customary tasks for such a position, including but not limited to, overseeing and perform technical accounting review under GAAP and SEC requirements, leading and conclude impairment testing, going concern analysis, and complex accounting judgments and maintaining responsibility for the accuracy, completeness, and defensibility of the Company’s financial statements. The Fernandez-McGovern Consulting Agreement also provides for certain customary provisions regarding confidentiality.

The foregoing is only a summary of the material terms of the Fernandez-McGovern Consulting Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the complete text of the Fernandez-McGovern Consulting Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

There are no family relationships between Ms. Fernandez-McGovern and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions involving Ms. Fernandez-McGovern that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of December 17, 2025, by and between the Company and Doron Besser, M.D.
10.2*	Consulting Agreement, dated as of December 18, 2025, by and between the Company and RCM Financial Consulting, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act, because they are both (i) not material and (ii) the type that the registrant treats as private or confidential. A copy of the omitted portions will be furnished to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: December 23, 2025	By:	/s/ Doron Besser, M.D.
	Name:	Doron Besser, M.D.
	Title:	Chief Executive Officer